UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

    Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On June 3, 2015, Lynn A. Peterson resigned as a director of Whiting Petroleum Corporation (the “Company”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 2, 2015 (the “Annual Meeting”). Of the 206,488,370 shares outstanding as of the record date for the Annual Meeting, 180,155,417 shares (approximately 87.25%) were present or represented by proxy at the Annual Meeting. The results of the voting on the matters submitted to the stockholders at the Annual Meeting were as follows:

1.	The Company’s stockholders elected the following directors for terms expiring at the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Vote
James J. Volker	140,297,147	16,448,178	23,410,092
William N. Hahne	149,359,848	7,385,477	23,410,092

2.	The Company’s stockholders approved, by advisory vote, the compensation of the Company’s named executive officers as disclosed in its 2015 proxy statement.

Shares Voted
For	Against	Abstain	Broker Non-Vote
150,182,019	6,229,224	334,082	23,410,092

3.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2015.

Shares Voted
For	Against	Abstain	Broker Non-Vote
177,007,668	2,373,251	774,498	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: June 5, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer